Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FOURTH QUARTER AND FULL YEAR ENDED SEPTEMBER 30, 2017

•	Total revenue for the full year grew 10.2% or was up 11.5% in constant currency
•	Digital revenue for the full year grew 24.7% or was up 26.0% in constant currency
•	Net income for the full year was $149 million versus $30 million in the prior year
•	OIBDA for the full year was $473 million versus $507 million in the prior year
•	Total revenue for the quarter grew 9.0% or was up 7.6% in constant currency
•	Digital revenue for the quarter grew 19.8% or was up 18.6% in constant currency
•	Net loss for the quarter was $38 million versus $3 million in the prior-year quarter
•	OIBDA for the quarter was $60 million versus $123 million in the prior-year quarter

NEW YORK, New York, December 5, 2017—Warner Music Group Corp. today announced its fourth-quarter and full-year financial results for the period ended September 30, 2017.

“We’ve now had five consecutive years of global revenue growth in constant currency, and the last two were up double digits,” said Steve Cooper, Warner Music Group’s CEO. “Our momentum reflects the tremendous talent and appeal of our artists and songwriters, and the strength of our worldwide operating team.  Investing to maintain our growth will remain a priority into 2018 and beyond.”

“Our momentum is solid and sustainable,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO. We continue to drive revenue growth, and turn it into cash, ending the year with $647 million on the balance sheet – the highest level ever in our history of being a standalone company.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016	% Change	For the Twelve Months Ended September 30, 2017	For the Twelve Months Ended September 30, 2016	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$917	$841	9%	$3,576	$3,246	10%
Digital revenue	491	410	20%	1,870	1,499	25%
Operating (loss) income	(1)	55	-	222	214	4%
Adjusted operating (loss) income⁯(1)	(2)	56	-	235	208	13%
OIBDA(1)	60	123	-51%	473	507	-7%
Adjusted OIBDA(1)	59	124	-52%	486	501	-3%
Net (loss) income	(38)	(3)	-	149	30	-
Adjusted net (loss) income (1)	(39)	(2)	-	162	24	-
Net cash provided by operating activities	226	135	67%	535	342	56%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Revenue grew 9.0% (or 7.6% in constant currency).  Growth in Recorded Music digital and artist services and expanded-rights revenue as well as growth in Music Publishing digital and performance revenue were partially offset by declines in Recorded Music physical revenue and Music Publishing synchronization revenue. Recorded Music licensing revenue and Music Publishing mechanical revenue were flat.  Revenue grew in all regions. Digital revenue grew 19.8% (or 18.6% in constant currency), and represented 53.5% of total revenue, compared to 48.8% in the prior-year quarter.

Operating loss was $1 million compared to operating income of $55 million in the prior-year quarter.  OIBDA was $60 million, down from $123 million in the prior-year quarter and OIBDA margin declined 8.1 percentage points to 6.5% from 14.6% in the prior-year quarter.  The decline in operating income, OIBDA and OIBDA margin was the result of higher variable compensation expense, primarily attributable to non-cash compensation expense of $57 million related to the Company’s deferred compensation plan based on an increase in the fair value of the Company’s equity, as well as increased investment in A&R and marketing. Adjusted OIBDA declined 52.4% to $59 million and Adjusted OIBDA margin declined 8.3 percentage points to 6.4% from 14.7% due to the same factors which impacted operating income, OIBDA and OIBDA margin.

Net loss was $38 million compared to a net loss of $3 million in the prior-year quarter and Adjusted net loss was $39 million compared to an Adjusted net loss of $2 million in the prior-year quarter. The decline was the result of higher variable compensation expense, higher other expense associated with losses on the Company’s Euro-denominated debt due to changes in exchange rates and investment losses resulting from the write-down of certain digital investments, which were partially offset by a tax benefit due to pretax losses.

Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss) exclude certain gains related to PLG-related asset sales, costs associated with the relocation of the Company’s U.S. shared service center to Nashville and costs associated with the Company’s Los Angeles headquarters consolidation in the current-year quarter and the impact of losses related to PLG-related asset sales in the prior-year quarter. See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss).

As of September 30, 2017, the Company reported a cash balance of $647 million, total debt of $2.811 billion and net debt (total long-term debt, net of deferred financing costs, minus cash) of $2.164 billion.

Cash provided by operating activities was $226 million compared to $135 million in the prior-year quarter. The change was largely a result of improved revenue as well as strong working capital management. Free Cash Flow, defined below, was $106 million compared to $126 million in the prior-year quarter, reflecting higher cash paid for investments and acquisitions, including the Spinnin’ Records acquisition.

Full-Year Results

Total revenue increased 10.2% (or 11.5% in constant currency). Growth in Recorded Music digital and artist services and expanded-rights revenue as well as growth in Music Publishing digital, performance and synchronization revenue were partially offset by declines in Recorded Music physical and licensing revenue and in Music Publishing mechanical revenue.  Domestic revenue rose 16.7% and international revenue rose 5.5% (or 7.8% in constant currency).  Prior to intersegment eliminations, domestic and international revenue represented 44.2% and 55.8% of total revenue, respectively, compared to 41.7% and 58.3% of total revenue, respectively, in the prior year. Revenue grew in all regions. Digital revenue grew 24.7% (or 26.0% in constant currency), and represented 52.3% of total revenue, compared to 46.2% in the prior year.

Operating income was $222 million up from $214 million in the prior year driven by revenue growth and lower amortization expense due to certain Recorded Music intangible assets having been fully depreciated in the prior year. Operating margin was 6.2% down from 6.6% in the prior year driven by higher variable compensation expense of $102 million and increased investment in A&R. Adjusted operating margin rose 0.2 percentage points to 6.6% from 6.4% in the prior year.  OIBDA was $473 million, down 6.7% from $507 million in the prior year and OIBDA margin declined 2.4 percentage points to 13.2% from 15.6% in the prior year. Adjusted OIBDA declined 3.0% to $486 million and Adjusted OIBDA margin declined 1.8 percentage points to 13.6% from 15.4% in the prior year. The decline in OIBDA, OIBDA margin, Adjusted OIBDA and Adjusted OIBDA margin was due to the same factors which impacted operating margin.

Net income was $149 million compared to $30 million in the prior year.  Adjusted net income was $162 million compared to $24 million in the prior year, reflecting a $125 million tax benefit resulting from the reversal of a significant portion of the Company’s U.S. deferred tax asset valuation allowance and a $59 million tax benefit related to foreign currency losses on intercompany loans, as well as improved revenue, lower amortization expense due to certain Recorded Music intangible assets having been fully depreciated in the prior year and lower interest expense, which were partially offset by higher variable compensation expense and higher other expense due to losses on the Company’s Euro-denominated debt and digital investment losses. Net debt (total long-term debt, net of deferred financing costs, minus cash) at the end of the fiscal year was $2.164 billion versus $2.419 billion at the end of the prior fiscal year, resulting from retirement of debt and a higher cash balance.

Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss) exclude the impact of net gains and expenses related to PLG-related asset sales, costs associated with the relocation of the Company’s U.S. shared service center to Nashville and costs associated with the Company’s Los Angeles headquarters consolidation in the year and the impact of net gains and expenses related to PLG-related asset sales in the prior year. See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss).

Cash provided by operating activities was $535 million compared to $342 million in the prior year.  Free Cash Flow was $409 million, compared to $334 million in the prior year. The largest factors which impacted Free Cash Flow were improved revenue and strong working capital management, partially offset by an increased level of investments and acquisitions, including the Spinnin’ Records acquisition. Cash paid for investments and acquisitions was $139 million up from $28 million in the prior year. Capital expenditures were $44 million for the year, as compared to $42 million in the prior year.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016	% Change	For the Twelve Months Ended September 30, 2017	For the Twelve Months Ended September 30, 2016	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$767	$698	10%	$3,020	$2,736	10%
Digital revenue	442	366	21%	1,692	1,364	24%
Operating income	14	47	-70%	283	247	15%
Adjusted operating income⁯(1)	10	48	-79%	290	241	20%
OIBDA(1)	54	95	-43%	451	459	-2%
Adjusted OIBDA(1)	50	96	-48%	458	453	1%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Recorded Music revenue grew 9.9% (or 8.5% in constant currency).  Growth in digital and artist services and expanded-rights revenue was partially offset by a decline in physical revenue.  Licensing revenue was flat. Digital growth reflects a continuing shift to streaming. Recorded Music revenue grew in all regions. Major sellers included Ed Sheeran, Bruno Mars, Clean Bandit, Migos and Linkin Park.

Recorded Music operating income was $14 million down from $47 million in the prior-year quarter and operating margin was down 4.9 percentage points to 1.8% versus 6.7% in the prior-year quarter.  Adjusted operating margin declined 5.6 percentage points to 1.3% from 6.9% in the prior-year quarter.  OIBDA declined to $54 million from $95 million in the prior-year quarter and OIBDA margin declined 6.6 percentage points to 7.0% driven by higher variable compensation expense, increased investment in A&R, timing of marketing spend, and the impact of revenue mix. Adjusted OIBDA was $50 million versus $96 million in the prior-year quarter with Adjusted OIBDA margin down 7.3 percentage points to 6.5%. The decline in Adjusted OIBDA and Adjusted OIBDA margin were driven by the same factors which impacted OIBDA and OIBDA margin.

Full-Year Results

Recorded Music revenue rose 10.4% (or 11.7% in constant currency). Growth in digital and artist services and expanded-rights revenue was partially offset by a decline in physical revenue which was due to the ongoing shift to streaming and a decline in licensing revenue related to currency fluctuations. Recorded Music digital revenue grew 24.0% (or 25.1% in constant currency), and represented 56.0% of total Recorded Music revenue versus 49.9% in the prior year. Domestic Recorded Music digital revenue was $893 million, or 67.2% of total domestic Recorded Music revenue, versus 63.2% in the prior year. Major sellers included Ed Sheeran, Bruno Mars, Twenty One Pilots, the Hamilton original Broadway cast album and Clean Bandit.

Recorded Music operating income was $283 million up from $247 million in the prior year and operating margin was up 0.4 percentage points to 9.4% versus 9.0% in the prior year. The improvement in operating income and operating income margin was driven by higher revenue growth and lower amortization expense due to certain Recorded Music intangible assets having been fully depreciated in the prior year. Recorded Music OIBDA declined 1.7% to $451 million and OIBDA margin declined 1.9 percentage points to 14.9% driven by higher variable compensation expense and increased investment in A&R. Recorded Music Adjusted OIBDA improved 1.1% to $458 million and Recorded Music Adjusted OIBDA margin declined 1.4 percentage points to 15.2%.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016	% Change	For the Twelve Months Ended September 30, 2017	For the Twelve Months Ended September 30, 2016	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$153	$147	4%	$572	$524	9%
Digital revenue	51	47	9%	187	141	33%
Operating income	36	38	-5%	81	68	19%
OIBDA(1)	55	56	-2%	152	138	10%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Music Publishing revenue rose 4.1% (or 2.7% in constant currency).  Growth in digital and performance revenue was partially offset by a decline in synchronization revenue.  Mechanical revenue was flat.

Music Publishing operating income was $36 million compared with $38 million in the prior-year quarter and operating margin declined 2.4 percentage points to 23.5%. The decline in operating income and operating margin was due to timing of legal settlements. Music Publishing OIBDA declined by $1 million or 1.8% to $55 million, while Music Publishing OIBDA margin declined 2.2 percentage points to 35.9% from 38.1%, due to the same factors which impacted operating income and operating margin.

Full-Year Results

Music Publishing revenue rose 9.2% (or 10.6% in constant currency).  Music Publishing digital revenue rose 32.6% (or 35.5% in constant currency). Growth in digital, performance and synchronization revenue was partially offset by declines in mechanical revenue. Digital revenue represented 32.7% of total Music Publishing revenue versus 26.9% in the prior year.

Music Publishing operating income was $81 million, up 19.1% from $68 million in the prior year and operating margin was 14.2%, up 1.2 percentage points from 13.0% in the prior year, driven by improved revenue and timing of legal settlements. Music Publishing OIBDA rose 10.1% to $152 million, while Music Publishing OIBDA margin was up 0.3 percentage points to 26.6%.  The improvement was due to the same factors which impacted operating income and operating margin.

Financial details for the fiscal year can be found in the Company’s Annual Report on Form 10-K, for the period ended September 30, 2017, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Bros., Warner Classics and Warner Music Nashville, as well as Warner/Chappell Music, one of the world's leading music publishers, with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution of material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to September 30, 2017 and September 30, 2016 relate to the periods ended September 29, 2017 and September 30, 2016, respectively. For convenience purposes, the Company continues to date its financial statements as of September 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Twelve Months Ended September 30, 2017 versus September 30, 2016
(dollars in millions)

	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$917	$841	9%
Cost and expenses:
Cost of revenue	(501)	(436)	-15%
Selling, general and administrative expenses	(368)	(295)	-25%
Amortization expense	(49)	(55)	11%
Total costs and expenses	$(918)	$(786)	-17%
Operating (loss) income	$(1)	$55	-
Loss on extinguishment of debt	-	(14)	100%
Interest expense, net	(37)	(42)	12%
Other expense, net	(19)	(7)	-
Loss before income taxes	$(57)	$(8)	-
Income tax benefit	19	5	-
Net loss	$(38)	$(3)	-
Less: Income attributable to noncontrolling interest	(1)	(1)	0%
Net loss attributable to Warner Music Group Corp.	$(39)	$(4)	-

	For the Twelve Months Ended September 30, 2017	For the Twelve Months Ended September 30, 2016	% Change
	(audited)	(audited)
Revenue	$3,576	$3,246	10%
Costs and expenses:
Cost of revenue	(1,931)	(1,707)	-13%
Selling, general and administrative expenses	(1,222)	(1,082)	-13%
Amortization expense	(201)	(243)	17%
Total costs and expenses	$(3,354)	$(3,032)	-11%
Operating income	$222	$214	4%
Loss on extinguishment of debt	(35)	(18)	-94%
Interest expense, net	(149)	(173)	14%
Other (expense) income, net	(40)	18	-
(Loss) income before income taxes	$(2)	$41	-
Income tax benefit (expense)	151	(11)	-
Net income	$149	$30	-
Less: Income attributable to noncontrolling interest	(6)	(5)	-20%
Net income attributable to Warner Music Group Corp.	$143	$25	-

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at September 30, 2017 versus September 30, 2016
(dollars in millions)

	September 30,	September 30,
	2017	2016	% Change
	(audited)	(audited)
Assets
Current assets:
Cash and equivalents	$647	$359	80%
Accounts receivable, net	404	329	23%
Inventories	39	41	-5%
Royalty advances expected to be recouped within one year	141	128	10%
Prepaid and other current assets	44	51	-14%
Total current assets	$1,275	$908	40%
Royalty advances expected to be recouped after one year	172	196	-12%
Property, plant and equipment, net	213	203	5%
Goodwill	1,685	1,627	4%
Intangible assets subject to amortization, net	2,090	2,201	-5%
Intangible assets not subject to amortization	117	116	1%
Deferred tax assets, net	97	2	-
Other assets	69	82	-16%
Total assets	$5,718	$5,335	7%
Liabilities and Equity
Current liabilities:
Accounts payable	$208	$204	2%
Accrued royalties	1,263	1,104	14%
Accrued liabilities	365	297	23%
Accrued interest	41	38	8%
Deferred revenue	197	178	11%
Other current liabilities	26	21	24%
Total current liabilities	$2,100	$1,842	14%
Long-term debt	2,811	2,778	1%
Deferred tax liabilities, net	190	269	-29%
Other noncurrent liabilities	309	236	31%
Total liabilities	$5,410	$5,125	6%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	-
Accumulated deficit	(654)	(715)	9%
Accumulated other comprehensive loss, net	(181)	(218)	17%
Total Warner Music Group Corp. equity	$293	$195	50%
Noncontrolling interest	15	15	0%
Total equity	308	210	47%
Total liabilities and equity	$5,718	$5,335	7%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Twelve Months Ended September 30, 2017 versus September 30, 2016
(dollars in millions)

	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$226	$135
Net cash used in investing activities	(120)	(9)
Net cash used in financing activities	(31)	(111)
Effect of foreign currency exchange rates on cash and equivalents	5	(1)
Net increase in cash and equivalents	$80	$14

	For the Twelve Months Ended September 30, 2017	For the Twelve Months Ended September 30, 2016
	(audited)	(audited)
Net cash provided by operating activities	$535	$342
Net cash used in investing activities	(126)	(8)
Net cash used in financing activities	(128)	(216)
Effect of foreign currency exchange rates on cash and equivalents	7	(5)
Net increase in cash and equivalents	$288	$113

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Twelve Months Ended September 30, 2017 versus September 30, 2016
(dollars in millions)

	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016
	(unaudited)	(unaudited)
Streaming	$371	$262
Downloads and Other Digital	71	104
Total Recorded Music Digital Revenue	$442	$366

	For the Twelve Months Ended September 30, 2016	For the Twelve Months Ended September 30, 2016
	(unaudited)	(unaudited)
Streaming	$1,342	$908
Downloads and Other Digital	350	456
Total Recorded Music Digital Revenue	$1,692	$1,364

Figure 5. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Fiscal Years 2017 and 2016 Quarterly Results
(dollars in millions)

	Three months ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Streaming	$371	$360	$300	$311
Downloads and Other Digital	71	88	100	91
Total Recorded Music Digital Revenue	$442	$448	$400	$402

	Three months ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Streaming	$262	$227	$207	$212
Downloads and Other Digital	104	121	121	110
Total Recorded Music Digital Revenue	$366	$348	$328	$322

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Net Income (Loss) to OIBDA, Three and Twelve Months Ended September 30, 2017 versus September 30, 2016
(dollars in millions)

	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016	% Change
	(unaudited)	(unaudited)
Net loss attributable to Warner Music Group Corp.	$(39)	$(4)	-
Income attributable to noncontrolling interest	1	1	0%
Net loss	$(38)	$(3)	-
Income tax (benefit)	(19)	(5)	-
Loss including income taxes	$(57)	$(8)	-
Other expense, net	19	7	-
Interest expense, net	37	42	12%
Loss on extinguishment of debt	-	14	100%
Operating (loss) income	$(1)	$55	-
Amortization expense	49	55	11%
Depreciation expense	12	13	8%
OIBDA	$60	$123	-51%
Operating (loss) income margin	(0.1%)	6.5%
OIBDA margin	6.5%	14.6%

	For the Twelve Months Ended September 30, 2017	For the Twelve Months Ended September 30, 2016	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$143	$25	-
Income attributable to noncontrolling interest	6	5	20%
Net income	$149	$30	-
Income tax (benefit) expense	(151)	11	-
(Loss) income including income taxes	$(2)	$41	-
Other expense (income), net	40	(18)	-
Interest expense, net	149	173	14%
Loss on extinguishment of debt	35	18	-94%
Operating income	$222	$214	4%
Amortization expense	201	243	17%
Depreciation expense	50	50	0%
OIBDA	$473	$507	-7%
Operating income margin	6.2%	6.6%
OIBDA margin	13.2%	15.6%

Figure 7. Warner Music Group Corp. - Reconciliation of Segment Operating Income (Loss) to OIBDA, Three and Twelve Months Ended September 30, 2017 versus September 30, 2016
(dollars in millions)

	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016	% Change
	(unaudited)	(unaudited)
Total WMG operating (loss) income – GAAP	$(1)	$55	-
Depreciation and amortization expense	(61)	(68)	10%
Total WMG OIBDA	$60	$123	-51%
Operating (loss) income margin	-0.1%	6.5%
OIBDA margin	6.5%	14.6%

Recorded Music operating income - GAAP	$14	$47	-70%
Depreciation and amortization expense	(40)	(48)	17%
Recorded Music OIBDA	$54	$95	-43%
Recorded Music operating income margin	1.8%	6.7%
Recorded Music OIBDA margin	7.0%	13.6%

Music Publishing operating income - GAAP	$36	$38	-5%
Depreciation and amortization expense	(19)	(18)	-6%
Music Publishing OIBDA	$55	$56	-2%
Music Publishing operating income margin	23.5%	25.9%
Music Publishing OIBDA margin	35.9%	38.1%

	For the Twelve Months Ended September 30, 2017	For the Twelve Months Ended September 30, 2016	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$222	$214	4%
Depreciation and amortization expense	(251)	(293)	14%
Total WMG OIBDA	$473	$507	-7%
Operating income margin	6.2%	6.6%
OIBDA margin	13.2%	15.6%

Recorded Music operating income - GAAP	$283	$247	15%
Depreciation and amortization expense	(168)	(212)	21%
Recorded Music OIBDA	$451	$459	-2%
Recorded Music operating income margin	9.4%	9.0%
Recorded Music OIBDA margin	14.9%	16.8%

Music Publishing operating income - GAAP	$81	$68	19%
Depreciation and amortization expense	(71)	(70)	-1%
Music Publishing OIBDA	$152	$138	10%
Music Publishing operating income margin	14.2%	13.0%
Music Publishing OIBDA margin	26.6%	26.3%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 6 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 8. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Twelve Months Ended September 30, 2017 versus September 30, 2016
(dollars in millions)

For the Three Months Ended September 30, 2017
	Total WMG Operating Loss	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(1)	$14	$36	$60	$54	$55	$(38)
Factors Affecting Comparability:
Costs and (Gain)/Loss on PLG-Related Asset Sales	(10)	(10)	-	(10)	(10)	-	(10)
Nashville Shared Services Costs	4	2	-	4	2	-	4
Corporate Headquarters Consolidation	5	4	-	5	4	-	5
Adjusted Results	$(2)	$10	$36	$59	$50	$55	$(39)

Adjusted Margin	-0.2%	1.3%	23.5%	6.4%	6.5%	35.9%

For the Three Months Ended September 30, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$55	$47	$38	$123	$95	$56	$(3)
Factors Affecting Comparability:
PLG-Related Costs	1	1	-	1	1	-	1
Adjusted Results	$56	$48	$38	$124	$96	$56	$(2)

Adjusted Margin	6.7%	6.9%	25.9%	14.7%	13.8%	38.1%

For the Twelve Months Ended September 30, 2017
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$222	$283	$81	$473	$451	$152	$149
Factors Affecting Comparability:
Costs and (Gain)/Loss on PLG-Related Asset Sales	(1)	(1)	-	(1)	(1)	-	(1)
Nashville Shared Services Costs	10	5	-	10	5	-	10
Corporate Headquarters Consolidation	4	3	-	4	3	-	4
Adjusted Results	$235	$290	$81	$486	$458	$152	$162

Adjusted Margin	6.6%	9.6%	14.2%	13.6%	15.2%	26.6%

For the Twelve Months Ended September 30, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$214	$247	$68	$507	$459	$138	$30
Factors Affecting Comparability:
PLG-Related Costs	(6)	(6)	-	(6)	(6)	-	(6)
Adjusted Results	$208	$241	$68	$501	$453	$138	$24

Adjusted Margin	6.4%	8.8%	13.0%	15.4%	16.6%	26.3%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 9. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Twelve Months Ended September 30, 2017 versus September 30, 2016 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2016
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$338	$301	$301
Music Publishing	65	67	67
International revenue
Recorded Music	429	397	406
Music Publishing	88	80	82
Intersegment eliminations	(3)	(4)	(4)
Total Revenue	$917	$841	$852

Revenue by Segment:
Recorded Music
Digital	$442	$366	$369
Physical	135	149	151
Total Digital and Physical	577	515	520
Artist services and expanded-rights	121	114	117
Licensing	69	69	70
Total Recorded Music	767	698	707
Music Publishing
Performance	58	55	56
Digital	51	47	48
Mechanical	14	14	14
Synchronization	27	28	28
Other	3	3	3
Total Music Publishing	153	147	149
Intersegment eliminations	(3)	(4)	(4)
Total Revenue	$917	$841	$852

Total Digital Revenue	$491	$410	$414

	For the Twelve Months Ended September 30, 2017	For the Twelve Months Ended September 30, 2016	For the Twelve Months Ended September 30, 2016
	As reported	As reported	Constant
	(audited)	(audited)	(unaudited)
US revenue
Recorded Music	$1,329	$1,129	$1,130
Music Publishing	258	231	231
International revenue
Recorded Music	1,691	1,607	1,574
Music Publishing	314	293	286
Intersegment eliminations	(16)	(14)	(14)
Total Revenue	$3,576	$3,246	$3,207

Revenue by Segment:
Recorded Music
Digital	$1,692	$1,364	$1,352
Physical	667	726	715
Total Digital and Physical	2,359	2,090	2,067
Artist services and expanded-rights	385	368	366
Licensing	276	278	271
Total Recorded Music	3,020	2,736	2,704
Music Publishing
Performance	197	193	191
Digital	187	141	138
Mechanical	65	70	69
Synchronization	112	110	109
Other	11	10	10
Total Music Publishing	572	524	517
Intersegment eliminations	(16)	(14)	(14)
Total Revenue	$3,576	$3,246	$3,207

Total Digital Revenue	$1,870	$1,499	$1,484

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 10. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Twelve Months Ended September 30, 2017 versus September 30, 2016
(dollars in millions)

	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$226	$135
Less: Capital expenditures	15	11
Less: Net cash paid (received) for investments	105	(2)

Free Cash Flow	$106	$126

	For the Twelve Months Ended September 30, 2017	For the Twelve Months Ended September 30, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$535	$342
Less: Capital expenditures	44	42
Less: Net cash paid (received) for investments	82	(34)

Free Cash Flow	$409	$334

###

Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com